UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2014

Bitcoin Shop, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	26-2477977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 North Fort Myer Drive, Suite #1105 Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 764-1084

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 11, 2014, the Board of Directors of Bitcoin Shop, Inc. (the “Company”) appointed Charles Allen, the Company’s current Chief Executive Officer and Chief Financial Officer as its Chairman.  Mr. Allen has served as the Company Chief Executive Officer, Chief Financial Officer and a member of its Board of Directors since February 5, 2014.  Mr. Allen has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Allen and any other person pursuant to which he was appointed as Chairman of the Company’s Board of Directors.

On September 11, 2014, Michal Handerhan resigned from his position as Chairman of the Company’s Board of Directors.  Mr. Handerhan remains a director and Secretary of the Company.

On September 11, 2014, Timothy Sidie resigned from his position as Chief Technology Officer and a member of the Board of Directors of the Company.  Mr. Sidie did not resign due to any disagreement with the Company or its management regarding any matters relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITCOIN SHOP INC.

Dated: September 12, 2014	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer